As filed with the Securities and Exchange Commission on August 3, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CYMER, INC.

 (Exact Name of Registrant as Specified in Its Charter)

Nevada	33-0175463
(State of Incorporation)	(I.R.S. Employer Identification No.)

17075 Thornmint Court

San Diego, California 92127

(858) 385-7300

(Address of Principal Executive Offices)

CYMER, INC.

AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Paul B. Bowman

Vice President of Investor Relations, Interim Chief Financial Officer,

Treasurer and Secretary

Cymer, Inc.

17075 Thornmint Court

San Diego, California 92127

(Name and Address of Agent for Service)

(858) 385-7300

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

D. Bradley Peck, Esq.

Steven M. Przesmicki, Esq.

Cooley Godward Kronish LLP

4401 Eastgate Mall

San Diego, California 92121

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, par value $0.001 per share	1,250,000 shares	$33.425	$41,781,250	$2,331.39

(1)            Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers such additional shares of the Registrant’s common stock as may become issuable as a result of any stock split, stock dividend, recapitalization or similar transaction without receipt of consideration which results in an increase in the number shares of the Registrant’s outstanding common stock.

(2)            Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are derived from the average of the high and low sales prices of the Registrant’s common stock on July 28, 2009 as reported on the Nasdaq Global Select Market.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8 NO. 333-145089

The contents of Registration Statement on Form S-8 No. 333-145089 filed with the Securities and Exchange Commission on August 3, 2007 are incorporated by reference herein.

Item 8. Exhibits

Exhibit Number	Description of Document

4.1

Second Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-08383), filed with the SEC on July 18, 1996, as amended).

4.2

Certificate of Amendment of Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, filed with the SEC on August 12, 2002, file number 000-21321).

4.3

Amended and Restated Bylaws of the Registrant, as amended and restated (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 17, 2007).

5.1*	Opinion of Brownstein Hyatt Farber Schreck LLP.

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Brownstein Hyatt Farber Schreck LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney (reference is made to the signature page hereto).

99.1	Amended and Restated 2005 Equity Incentive Plan (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 27, 2009).

*              Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 3, 2009.

CYMER, INC.

By:	/s/ Paul B. Bowman
Name:	Paul B. Bowman
Title:	Vice President and Interim Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert P. Akins, Paul B. Bowman and Rae Ann Werner, and each or any one of them, as his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Robert P. Akins	Chairman of the Board and Chief Executive Officer	August 3, 2009
Robert P. Akins	(Principal Executive Officer)

/s/ Paul B. Bowman	Vice President and Interim Chief Financial Officer	August 3, 2009
Paul B. Bowman	(Principal Financial Officer)

/s/ Rae Ann Werner	Vice President, Corporate Controller and Chief Accounting Officer	August 3, 2009
Rae Ann Werner	(Principal Accounting Officer)

/s/ Charles J. Abbe	Director	August 3, 2009
Charles J. Abbe

/s/ Edward H. Braun	Director	August 3, 2009
Edward H. Braun

/s/ Michael R. Gaulke	Director	August 3, 2009
Michael R. Gaulke

/s/ William G. Oldham	Director	August 3, 2009
William G. Oldham

/s/ Peter J. Simone	Director	August 3, 2009
Peter J. Simone

/s/ Young K. Sohn	Director	August 3, 2009
Young K. Sohn

/s/ Jon D. Tompkins	Director	August 3, 2009
Jon D. Tompkins

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EXHIBIT INDEX

Exhibit Number	Description of Document

4.1

Second Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-08383), filed with the SEC on July 18, 1996, as amended).

4.2

Certificate of Amendment of Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, filed with the SEC on August 12, 2002, file number 000-21321).

4.3

Amended and Restated Bylaws of the Registrant, as amended and restated (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 17, 2007).

5.1*	Opinion of Brownstein Hyatt Farber Schreck LLP.

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Brownstein Hyatt Farber Schreck LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney (reference is made to the signature page hereto).

99.1	Amended and Restated 2005 Equity Incentive Plan (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 27, 2009).

*              Filed herewith.

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